EXHIBIT 15.1

The Board of Directors and Stockholders of Rigel Pharmaceuticals, Inc.

We are aware of the incorporation by reference in the following Registration Statements:

(1)	Form S-3ASR No. 333-148838, of Rigel Pharmaceuticals, Inc.
(2)	Form S-3 No. 333-129650, of Rigel Pharmaceuticals, Inc.
(3)	Form S-3 No. 333-119785, of Rigel Pharmaceuticals, Inc.
(4)	Form S-3 No. 333-112746, of Rigel Pharmaceuticals, Inc.
(5)	Form S-3 No. 333-111777, of Rigel Pharmaceuticals, Inc.
(6)	Form S-3 No. 333-106942, of Rigel Pharmaceuticals, Inc.
(7)	Form S-3 No. 333-105431, of Rigel Pharmaceuticals, Inc.
(8)	Form S-3 No. 333-87276, of Rigel Pharmaceuticals, Inc.
(9)	Form S-3 No. 333-74906, of Rigel Pharmaceuticals, Inc.
(10)	Form S-8 No. 333-148132, pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors’ Stock Option Plan of Rigel Pharmaceuticals, Inc.
(11)	Form S-8 No. 333-139516, pertaining to the 2000 Employee Stock Purchase Plan of Rigel Pharmaceuticals Inc.
(12)	Form S-8 No. 333-134622, pertaining to the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan of Rigel Pharmaceuticals, Inc.
(13)	Form S-8 No. 333-125895, pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors’ Stock Option Plan of Rigel Pharmaceuticals, Inc.
(14)	Form S-8 No. 333-111782, pertaining to the 2000 Equity Incentive Plan of Rigel Pharmaceuticals, Inc.
(15)	Form S-8 No. 333-107062, pertaining to the 2000 Employee Stock Purchase Plan of Rigel Pharmaceuticals, Inc.
(16)	Form S-8 No. 333-106532, pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors’ Stock Option Plan of Rigel Pharmaceuticals, Inc.
(17)	Form S-8 No. 333-72492, pertaining to the 2001 Non-Officer Equity Incentive Plan of Rigel Pharmaceuticals, Inc.
(18)	Form S-8 No. 333-51184, pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors’ Stock Option Plan of Rigel Pharmaceuticals, Inc.

in each case related to the sale of shares of common stock, and in the related prospectuses, as applicable, contained in such Registration Statements of our report dated, October 31, 2008 relating to the unaudited interim condensed financial statements of Rigel Pharmaceuticals, Inc. that are included in its Form 10-Q for the quarter ended September 30, 2008.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of section 7 or 11 of the Securities Act of 1933, as amended.

/s/ Ernst & Young LLP

Palo Alto, California
October 31, 2008